Exhibit 10.3
HILLS BANCORPORATION
2010 STOCK OPTION AND INCENTIVE PLAN
GRANT OF STOCK OPTION

Date of Grant:

THIS GRANT, dated as of the date of grant first stated above (the “Date of Grant”), is delivered by Hills Bancorporation, an Iowa corporation (“Hills”) to       (the “Grantee”), who is an employee of Hills or one of its subsidiaries.

WHEREAS, the Board of Directors of Hills (the “Board”) on March 9, 2010, adopted, with subsequent stockholder approval, the Hills Bancorporation 2010 Stock Option and Incentive Plan (the “Plan”);

WHEREAS, the Plan provides for the granting of incentive stock options and non-incentive stock options by a committee to be appointed by the Board (the “Committee”) to directors, officers and employees of Hills or any subsidiary of Hills to purchase shares of the common stock of Hills (the “Stock”), in accordance with the terms and provisions thereof; and

WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of incentive stock options or non-incentive stock options under the Plan, and has determined that it would be in the best interest of Hills to grant the options documented herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows (capitalized terms, unless otherwise defined, have the meaning set forth in the Plan):

1.	Grant of Option.

Subject to the terms and conditions hereinafter set forth, Hills, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to       shares of Stock at a price of $      per share. The fair market value of each share of Stock on the Date of Grant is $      per share. Such option is hereinafter referred to as the “Option” and the shares of Stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares.” The Options shall consist of options to purchase       Option Shares intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options to purchase       Option Shares not intended to qualify as ISOs (“Nonstatutory Options”).

2.	Exercise of Option.

The Option shall become exercisable in full on      , the Grantee having the right hereunder to purchase from Hills the Option Shares upon exercise of the Option.

The Options intended to be ISOs are subject to the $100,000 annual limit on vesting of ISOs as set forth in Section 422(d) of the Code. To the extent the aggregate fair market value (determined at the date of grant) of the shares of Common Stock with respect to which those ISOs first become exercisable by the Participant during any calendar year under this Section 2 (when aggregated with any prior ISOs granted to the Participant under stock option plans of the Corporation) exceeds $100,000, whether by reason of accelerated vesting under Sections 3(b)(2) and 3(b)(3) or otherwise, the Options shall consist of ISOs for the maximum number of shares that may be covered by ISOs without violating Section 422(d) of the Code, and the remaining Options becoming exercisable in that year shall be treated as Nonstatutory Options.

3.	Termination of Option.

(a)
The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten years from the Date of the Grant (the “Option Term”).

(b)
Period of Exercisability. Options may be exercised by a Participant only while he or she is an Employee and has maintained Continuous Service (as defined in the Plan) from the Date of Grant, or within three months after termination of such Continuous Service (but not later than the date on which the Options would otherwise expire), except if the Employee’s Continuous Service terminates by reason of:

(1)
“Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Grantee and the Company (and, in the absence of such agreement, shall mean termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of ay law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Grantee’s rights to exercise such Option shall expire on the date of such termination;

(2)
death, then to the extent that the Grantee would have been entitled to exercise the Option immediately prior to his or her death, such Option of the deceased Grantee may be exercised within two years from the date of his or her death (but not later than the date on which the Option would otherwise expire) by the personal representative of the Grantee’s estate or person or persons to whom the Grantee’s rights under such Option shall have passed by will or by laws of descent and distribution;

(3)
Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then to the extent that the Grantee would have been entitled to exercise the Option immediately prior to her or her Permanent and Total Disability, such Option may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire.

Such options shall become immediately exercisable upon the Participant’s death or Permanent and Total Disability.

(c)
Effect of the Committee’s Decisions. The Committee’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

(d)	A transfer of the Grantee’s employment between Hills and any subsidiary of Hills, or between any subsidiaries of Hills, shall not be deemed to be a termination of the Grantee’s employment.

4.	Exercise of Options.

(a)
The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Treasurer of Hills written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such unless an earlier time shall have been mutually agreed upon. The notice of exercise shall clearly state the extent to which the Options are ISOs and/or Nonstatutory Options.

(b)
Full payment by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

On the exercise date specified in the Grantee’s notice or as soon thereafter as is practicable, Hills shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as Hills may elect) upon full payment for such Option Shares. The obligation of Hills to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock there under, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(c)
If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee’s right to purchase such Option Shares may be terminated by Hills. The date specified in the Grantee’s notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.	No Rights of Stockholders.

Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Hills with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

6.	Non-Transferability of Option.

During the Grantee’s lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of: (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Hills may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

7.	Restrictions Upon Sale of Shares.

7.1 - Offer for Sale to Corporation. If Grantee desires to sell or otherwise transfer any or all of his or her Option Shares, Grantee shall first offer the same for sale to Hills by giving to Hills written notice, delivered to the President or Secretary of Hills, designating the number of shares of Option Shares desired to be sold or otherwise transferred, the number of the certificate or certificates therefore, the name and residence address of any other intended transferee or transferees, if any, and the price at which the stock is proposed to be sold to such transferee or transferees.

7.2 - Acceptance of Offer by Corporation. The Board of Directors of Hills shall within thirty (30) days after receipt of said offer of sale and determination of fair market value as provided in Section 7.11 notify the offeror in writing whether it desires to purchase the Option Shares so offered for sale at the purchase price as hereinafter defined. In the event that the Board of Directors notifies the offeror of its acceptance of the offer for sale, said notification shall specify a date not less than five (5) nor more than fifteen (15) days after the date of such notice as the date on which the stock will be taken up and payment made therefore at the office of Hills. Upon the consummation of the purchase and payment of the price therefore and delivery of the cash payment hereinafter provided for, the Secretary of Hills shall deliver to Hills a certificate for the stock purchased, which shall thereafter be held as treasury stock or shall be retired, as the Board of Directors shall direct. If Hills shall not purchase and pay for all of the Option Shares so offered for sale, it shall be deemed to have rejected said offer, as to any Options Shares not so purchased and paid for.

7.3 - Offer to Corporation in Case of Bankruptcy. In the event of bankruptcy, insolvency or in the event of any levy or attachment of the Option Shares of Grantee in Hills or the interest represented thereby or any right or interests therein or there under, Grantee shall be deemed to have offered his or her stock for sale to Hills as of the date Hills receives notice of such bankruptcy, insolvency, levy or attachment, whereupon Hills shall have the first option to purchase said shares of stock in the manner and during the time as provided in the foregoing Sections 7.1 and 7.2.

7.4 - Purchase by Corporation upon Death of Grantee. Upon the death of a Grantee, Hills, during the period commencing two (2) months after the date of the appointment of an administrator or executor of his or her estate (hereinafter called "personal representative") and ending twelve (12) months after the date of such appointment, shall purchase and the successors of Grantee shall sell all of the stock of Grantee for the purchase price as hereinafter defined, unless, in the opinion of counsel for the estate, such purchase would not qualify as a redemption under Section 302 of the Internal Revenue Code of 1986 or similar provisions of subsequent enactments.

7.5 - Sale to Corporation to Pay Debts and Expenses. Notwithstanding the provisions of Section 7.4 hereof, the personal representative of Grantee may, within two (2) months following his appointment, offer such part or all of the stock of decedent for sale to Hills as does not exceed in value the sum of (1) the estate, inheritance, legacy and succession taxes (including any interest collected as a part of such taxes) imposed because of the decedent's death and (2) the amount of funeral and administration expenses allowable as deductions to the estate under Section 2053 of the Internal Revenue Code of 1986 or subsequent similar enactments. Such offer shall be made only if the value (for Federal Estate Tax purposes) of all the stock of such Corporation, or of such Corporation and of other companies, equals or exceeds the amounts prescribed by Section 303(b) (2) of the Internal Revenue Code of 1986 or subsequent similar enactments, and all other requirements for treatment of the payment therefore as a distribution in full payment in exchange for such stock, are met. The Corporation, unless by law prohibited, shall accept such offer and shall pay the purchase price as hereinafter provided in cash.
7.6 - Purchase Price. The term "purchase price" as used in this Agreement shall mean the "fair market value" of the share or shares of stock offered for sale as of the date such offer of sale is received by Hills or by Grantee, as the case may be.

7.7 - Fair Market Value.

(a)	Whenever in this Agreement the term "fair market value" is used, the same shall mean the value determined as follows:

Grantee and Hills shall first endeavor to agree upon the fair market value of the Stock. If Grantee and Hills agree upon the fair market value within fourteen (14) days, Grantee shall name one appraiser and the remaining Stockholders together with Hills shall name one appraiser. The two appraisers shall appoint an independent third-party appraiser to determine the value of the Stock. The independent third-party appraiser shall be instructed to determine the value of the Stock with any discount or premium related to the percentage of ownership in Hills represented by the Stock. The transferring Stockholder shall pay the fee of the appraiser he selects and Hills shall pay the fee selected by Hills. The Corporation and the transferring Stockholder shall each pay one-half (1/2) of the fee of independent third-party appraiser.

(b)
Notwithstanding the foregoing subparagraph (a) of this Section 6.7 Grantee, Hills and the remaining stockholders may at any time fix the agreed value of the stock of Hills by a Certificate of Agreed Value signed by Hills and by each stockholder and filed with Hills. Said certificate shall be attached hereto as "Exhibit A." If at any time when it becomes necessary to determine the fair market value of the stock of Hills, a Certificate of Agreed Value, if dated less than twelve (12) months before the date as of which the fair market value is to be determined, shall set forth and be conclusive as to the fair market value and shall be accepted as the fair market value as of the date on which fair market value is to be determined, and no determination of fair market value shall be required or made. In no event shall a Certificate of Agreed Value be effective unless signed by Hills and by all the stockholders. The Corporation and the stockholders may at any time, on or before the date of acceptance of an offer, or by agreement as of a date which is on or before the date of such acceptance, execute a new Certificate of Agreed Value which shall automatically replace all prior Certificates of Agreed Value, and in no event shall any but the last Certificate of Agreed Value be effective, if at all, for the purpose herein specified.

7.8 - Payment of Purchase Price. The purchase price to be paid by the Corporation or by any stockholder when purchasing stock pursuant to the provisions of this Agreement, shall be payable in cash and in full on the date of settlement for and delivery of the stock.

7.9 - Failure of Corporation and Stockholders to Purchase. Upon receipt of written notice of the Corporation’s refusal to purchase the share or shares offered to them for sale, or if the Corporation shall not purchase and pay for such share or shares of stock at the determined purchase price and upon the terms and conditions and within in the time limitations hereinbefore prescribed, then X may sell or otherwise transfer the same to, and only to, the proposed transferee, if any, at the proposed price, but if said sale or transfer be not then made, the provisions of this Agreement shall again apply.

7.10 - Addendum. Before the holdings of the successor in interest shall be honored by Hills or accepted upon its stock register and before any right, title or interest whatsoever therein shall vest in such successor or before a new certificate shall be issued by Hills to the successor evidencing his or her ownership of stock of Hills, whether such successor in interest is a transferee of stock which was not first offered for sale to Hills as hereinbefore provided, or whether he or she was a transferee of stock which was so offered for sale and refused, said successor in interest shall immediately following his or her receipt of such stock execute and deliver to the Secretary of Hills an Addendum to this Agreement in substantially the following form with appropriate insertions:

7.11 - Incompetents. In the event such successor in interest is a minor, or other incompetent, the Addendum hereinbefore provided for shall be executed by his conservator in accordance with authorization of the court which appointed such conservator.

8.	Employment Not Affected.

The granting of neither the Option nor its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Hills, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

9.	Amendment of Option.

The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued there under, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

10.	Notice.

Any notice to Hills provided for in this instrument shall be addressed to it in care of its President at its executive offices at Hills, Iowa, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

11.	Incorporation of Plan by Reference.

The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or there under.

12.	Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Iowa, except to the extent preempted by federal law, which shall to the extent govern.

ADDENDUM

"Pursuant to the _______________________________ STOCKHOLDER BUY-SELL AGREEMENT dated , , by and between Hills Bancorporation, an Iowa corporation, and , and persons who may hereafter become parties to this Agreement, the undersigned, now the holder of shares of Stock of evidenced by certificate(s) numbered , does hereby become a party to such agreement and entitled to the rights and subject to the obligations as set forth therein with the same force and effect as though he had executed said agreement as a signatory party thereto. Undersigned acknowledges that he has read said Agreement and is familiar with and understands its terms.

"Dated this day of ____________________, ___.

___________________________________________
            (Signature of Stockholder)”

IN WITNESS WHEREOF, Hills has caused its duly authorized officers to execute and attest this Grant of ISOs and/or Nonstatutory Options, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

HILLS BANCORPORATION

By: __________________________--____________
Dwight O. Seegmiller, President

ACCEPTED AND AGREED TO;

By: ______________________________________
     , Grantee